UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2024

1606 Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-56467	86-1497346
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

2425 E. Camelback Rd Suite 150 Phoenix, AZ 85016
(Address of principal executive offices, including zip code)

(602) 481-1544
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

CEO Employment Agreement

Effective February 28, 2024 (the “Effective Date”), 1606 Corp., a Nevada corporation (the “Company”), with Gregory Lambrecht abstaining, entered into the Employment Agreement with Mr. Lambrecht, the Company’s Chief Executive Officer (the “CEO Agreement”). The term of the CEO Agreement is three years from the Effective Date, and will renew for six month periods automatically unless terminated by either party providing 90 days of prior written notice or for “Cause,” as defined in the CEO Agreement. Pursuant to the CEO Agreement, Mr. Lambrecht is entitled to an annual salary of $250,000. Mr. Lambrecht is also entitled to a bonus as determined by the Company’s Board of Directors, healthcare (once established by the Company), reimbursement of expenses, and 20 vacation days per year. Also, as an inducement to enter into the CEO Agreement, Mr. Lambrecht is to be issued 60 shares of Series B Super Voting Preferred Stock (the “Series B Preferred Stock”) of the Company.

VP Employment Agreement

On the Effective Date, the Company, with Austen Lambrecht abstaining, entered into the Employment Agreement with Mr. Lambrecht, the Company’s Vice President (the “VP Agreement”). The term of the VP Agreement is three years from the Effective Date, and will renew for six month periods automatically unless terminated by either party providing 90 days of prior written notice or for “Cause,” as defined in the VP Agreement. Pursuant to the VP Agreement, Mr. Lambrecht is entitled to an annual salary of $97,000. Mr. Lambrecht is also entitled to a bonus as determined by the Company’s Board of Directors, healthcare (once established by the Company), reimbursement of expenses, and 20 vacation days per year. Also, as an inducement to enter into the VP Agreement, Mr. Lambrecht is to be issued 30 shares of Series B Preferred Stock of the Company.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The sales of the Series B Preferred Stock were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption provided by Rule 506(b) of Regulation D of the Securities Act. The Company did not pay any commissions or finder’s fees in connection with the sales to Messrs. Lambrecht, respectively.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors of the Company has determined that it is advisable and in the best interest of the Company and its stockholders to create a voting capital stock structure that is designed (i) for management stability, with appropriate Board supervision, over a critical period of the next several years of the Company’s development to provide the Company’s management with the time and independence to concentrate on long-term objectives, including but not limited to the effectuation of the Company’s business plan, and (ii) to act as an impediment to outside parties attempting to take over or influence the Company, and thereby distract management from focusing on the Company’s short-term and long-term goals.

On February 20, 2024, the Board of Directors of the Company approved the filing of an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”), in the form of a Certificate of Designation that authorized for issuance of up to 100 shares of a new series of Preferred Stock, par value $0.0001 per share, of the Company designated “Series B Super Voting Preferred Stock” and established the rights, preferences and limitations thereof. The Board authorized the Series B Preferred Stock pursuant to the authority given to the Board under the Certificate of Incorporation, which authorizes the issuance of up to 100,000,000 shares of Preferred Stock, par value $0.0001 per share, and authorizes the Board, by resolution, to establish any or all of the unissued shares of Preferred Stock, not then allocated to any series into one or more series and to fix and determine the designation of each such shares, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established.

The Company has no present plans or intentions to issue shares of Series B Preferred Stock to any other person or entity.

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Dividends

There will be no dividends due or payable on the Series B Preferred Stock.

Liquidation Rights

Upon the occurrence of a “Liquidation Event,” the holders of Series B Preferred Stock are entitled to receive net assets on a pro-rata basis. Each holder of Series B Preferred Stock is entitled to receive ratably any dividends declared by the Board, if any, out of funds legally available for the payment of dividends. “Liquidation Event” means (i) the liquidation, dissolution or winding-up, whether voluntary or involuntary, of the Company, (ii) the purchase or redemption by the Company of shares of any class of stock or the merger or consolidation of the Company with or into any other corporation or corporations, or (iii) the sale, license or lease of all or substantially all, or any material part of, the Company’s assets.

Conversion Rights

The shares of Series B Preferred Stock are not convertible into shares of the Company’s Common Stock.

Voting Rights

If at least one share of Series B Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series B Preferred Stock at any given time, regardless of their number, shall have voting rights equal to 10 times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of votes of all other series of Preferred Stocks which are issued and outstanding at the time of voting.

Each individual share of Series B Preferred Stock shall have the voting rights equal to:

[ten times the sum of: {all shares of Common Stock issued and outstanding at the time of voting + the total number of votes of all other series of Preferred Stocks which are issued and outstanding at the time of voting}]

Divided by:

[the number of shares of Series B Preferred Stock issued and outstanding at the time of voting]

With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series B Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Articles of Incorporation or Bylaws.

Termination

Unless extended by a majority vote of the holders of Common Stock, the share of Series B Preferred Stock shall terminate five years from issuance.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation filed February 27, 2024
104	Cover Page Interactive Data File (formatted in Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1606 Corp.

Date: March 4, 2024	By:	/s/ Gregory Lambrecht
Gregory Lambrecht, Chief Executive Officer

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